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                                                                   EXHIBIT 17(B)

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To Our
Clients:

             YOUR VOTE IS IMPORTANT!     Prudential Securities Incorporated, One
             Seaport Plaza, New York, NY 10292
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             We have been requested to forward to you the enclosed proxy material relative to shares carried by us in your account but not registered in your name. Such shares can be voted only by us as as the holder of record.

             We shall be pleased to vote your shares in accordance with your wishes. If you will execute the enclosed form and return it to us promptly in the self-addressed stamped envelope, also enclosed. It is understood that, if you sign without otherwise marking the form, the shares will be voted as recommended by the management on all matters to be considered at the meeting.

             WE URGE YOU TO SEND IN YOUR PROXY SO THAT WE MAY VOTE YOUR SHARES IN ACCORDANCE WITH YOUR WISHES.

             The rules of the New York Stock Exchange provide that if instructions are not received by the tenth day before the meeting, the proxy may be given at discretion by the holder of record of the shares. If you are unable to communicate with us by such date, we will, nevertheless, follow your instructions even if our discretionary vote has already been given, provided your instructions are received prior to the stockholders' meeting.

             Should you wish to attend the meeting in person or have a proxy covering your shares, we shall be pleased to issue the same to you.

             Prudential Securities Incorporated            Form 2502 (Rev. 3-93)

YOUR VOTE IS IMPORTANT!                 PROXY SERVICES, PO BOX 550, NEW YORK, NY

  We have been requested to forward to you the enclosed proxy material relative to shares carried by us in your account but not registered in your name. Such shares can be voted only by us as the holder of record.

  We shall be pleased to vote your shares in accordance with your wishes, if you will execute the enclosed form and return it to us promptly in the self-addressed stamped envelope, also enclosed. It is understood that, if you sign without otherwise marking the form, the shares will be voted as recommended by the management on all matters to be considered at the meeting.

  WE URGE YOU TO SEND IN YOUR PROXY SO THAT WE MAY VOTE YOUR SHARES IN ACCORDANCE WITH YOUR WISHES.

  The rules of the New York Stock Exchange provide that if instructions are not received by the tenth day before the meeting, the proxy may be given at discretion by the holder of record of the shares. If you are unable to communicate with us by such date, we will, nevertheless, follow your instructions even if our discretionary vote has already been given, provided your instructions are received prior to the stockholders' meeting.

  Should you wish to attend the meeting in person or have a proxy covering your shares, we shall be pleased to issue the same to you.
FORM 2502 (REV. 2/95)